UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2013 (September 27, 2013)

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, in connection with the closing of the transactions contemplated by the Asset Purchase Agreement dated September 18, 2013, by and among Harte-Hanks Shoppers, Inc., Southern Comprint Co. and Harte-Hanks, Inc. (the “Company”), on the one hand, and Pennysaver USA Publishing, LLC, Pennysaver USA Printing, LLC, Orbiter Properties, LLC (collectively, the “Purchasers”) and OpenGate Capital Management, LLC, on the other hand, Michael P. Paulsin (the Company’s Senior Vice President and President, Shoppers) was terminated as an employee of the Company and its affiliates and became an employee of the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: October 3, 2013

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary